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                                                                  EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Amendment No. 4 to this Registration Statement on Form S-1 of WFS Financial Auto Loans, Inc. relating to the WFS Financial 1997-A Owner Trust (Registration No. 33-99420) of our report dated January 17, 1996 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries. We also consent to the reference to our Firm under the caption "Experts."



                                          /s/ Coopers & Lybrand L.L.P.

                                              COOPERS & LYBRAND L.L.P.


New York, New York
March 20, 1997